Exhibit 99.1

Chittenden Corporation	Community Bank & Trust Company
2 Burlington Square	15 Varney Road
P.O. Box 820	Wolfeboro, New Hampshire 03894
Burlington, Vermont 05402-0820

Kirk W. Walters	Gregory A. Roark
(802) 660-1561	(603) 569-8400

For Immediate Release

October 24, 2007	60/07

COMMUNITY BANK & TRUST COMPANY SHAREHOLDERS APPROVE MERGER WITH

CHITTENDEN CORPORATION

BURLINGTON VT, October 24, 2007 – Chittenden Corporation (NYSE: CHZ) and Community Bank & Trust Company (OTCBB: CBNH.OB) announced today that the shareholders of Community Bank voted to adopt the Agreement and Plan of Merger providing for the acquisition of Community Bank by Chittenden at Community Bank’s special meeting of shareholders on October 24, 2007. The number of shares of Community Bank common stock voting to adopt the merger agreement represented approximately 84% of the total number of shares outstanding and entitled to vote. The proposed merger is expected to close on or about October 31, 2007, following the satisfaction or waiver of all of the conditions set forth in the merger agreement, including the receipt of all required regulatory approvals.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; and (4) costs or difficulties related to the integration of the businesses following the merger.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Additional Information about the Mergers and Where to Find It

In connection with the proposed acquisition of Community Bank by Chittenden, Chittenden has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus dated September 13, 2007, which has been mailed to Community Bank shareholders. Investors are urged to read these materials, and any other documents filed by Chittenden with the SEC, or Community Bank with the Federal Deposit Insurance Corporation, because they contain or will contain important information about Chittenden, Community Bank and the merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by Chittenden with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of these documents by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, Chittenden offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden’s news releases, including earnings announcements, are available on its website at www.chittendencorp.com.

[1]

Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, and it owns Chittenden Insurance Group, LLC, Chittenden Securities, LLC and Chittenden Commercial Finance.